U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017 (November 20, 2017)

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29913	90-1133909
(State or other jurisdiction of incorporation or organization )	(Commission File Number)	(I.R.S. Employer Identification No.)

29115 Valley Center Rd., K-206 Valley Center, CA 92082 (866) 800-2978 _________________________________

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On November 20, 2017, Concierge Technologies, Inc., a Nevada Corporation (“Concierge”), through its wholly owned subsidiary Kahnalytics, Inc. (“Kahnalytics”), a California corporation, entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”) with The Original Sprout, LLC, a California limited liability company (“Original Sprout”) and the members of Original Sprout (the “Sellers”). The Amended Agreement amends and restates the terms of the Asset Purchase Agreement, dated October 18, 2017, by and among Concierge, Kahnalytics, Original Sprout and the Sellers as filed in our Current Report on Form 8-K filed with the Commission October 19, 2017. Among other things, the Amended Agreement amends the payment process for the Purchase Price, escrow, and bulk sales law sections to ensure compliance with California’s bulk sales laws.

The foregoing description of the Amended Agreement is not complete and is subject to and qualified in its entirety by reference to the Amended Agreement within Exhibit 10.1 which is attached hereto and incorporated herein by this reference. All defined terms not otherwise defined herein shall have the meaning as set forth in the Amended Agreement.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement dated November 20, 2017 by and among Kahnalytics, Inc. and The Original Sprout, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017                    CONCIERGE TECHNOLOGIES, INC.

By: /s/ Nicholas Gerber

Nicholas Gerber

Chief Executive Officer